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                                                                Exhibit 10(g)(5)

                   AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN
             DELWIN D. HOCK AND PUBLIC SERVICE COMPANY OF COLORADO


   THIS AMENDMENT is made, entered into and is effective as of this 22nd day of August, 1995, by and between Public Service Company of Colorado, a Colorado corporation (the "Company"), and Delwin D. Hock (the "Executive"). The Employment Agreement between Company and Executive (the "Agreement") executed on April 8, 1994, is amended as follows:

     1. Section 7.6 is deleted in its entirety and rewritten to read as follows:

        "7.6 TERMINATION AFTER ANNOUNCEMENT OR CHANGE IN CONTROL. In connection with a Change in Control (as defined in the Severance Agreement), during the Coverage Period (as defined in Section 3.a of the Severance Agreement) the Executive shall be entitled to the greater of (a) the payments he would otherwise be entitled to receive for the remaining term of this Agreement; or (b) those payments provided under the Severance Agreement. If it is determined that payments will be made pursuant to this Agreement in connection with a Change in Control, the Executive shall be entitled to tax-free reimbursements of any excise taxes that may arise as a result of such payments."

    2.  The following language shall be added to the Agreement as Section 7.7:
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        "7.7 EMPLOYMENT BY PARENT. The Executive's termination of employment with the Company to become an employee of a corporation which owns 100% of the Company shall not be considered a termination of employment for purposes of this Agreement. The subsequent termination of Executive's employment from such corporation shall be considered a termination of employment for purposes of this Agreement."


                                              PUBLIC SERVICE COMPANY OF COLORADO



         /s/ Wayne H. Brunetti
By:__________________________________

                         EXECUTIVE


          /s/ Delwin D. Hock
By:__________________________________
            Delwin D. Hock